Exhibit 10.1

AMENDMENT TO CREDIT AGREEMENT

This AMENDMENT TO CREDIT AGREEMENT (“Amendment”) is entered into as of January 31, 2006, among METHODE ELECTRONICS, INC., a Delaware corporation (the “Borrower”), each lender party hereto (collectively, the “Lenders” and individually, a “Lender”), and BANK OF AMERICA, N.A., as Administrative Agent, and L/C Issuer.

WHEREAS, the Borrower, the Lenders and Bank of America, N.A., as Administration Agent and L/C Issuer are parties to that certain Credit Agreement, dated as of December 19, 2002 as amended (the “Credit Agreement”) (terms defined in the Credit Agreement shall have the same respective meanings when used herein);

WHEREAS, the Borrower has requested that the Lenders agree to amend the Credit Agreement in certain respects, all as more fully hereinafter set forth; and

WHEREAS, the Lenders are willing to amend the Credit Agreement on the terms and conditions contained herein;

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

AMENDMENT

1.01. Section 1.1 of the Credit Agreement is amended so that the definition of “Applicable Rate” shall read in its entirety as follows:

“Applicable Rate” as to any Eurodollar Rate Loan, Letter of Credit or Commitment Fee, means a margin per annum based on the Consolidated Debt to EBITDA Ratio, as follows:

Pricing Level	Consolidated Debt to EBITDA Ratio	Margin for Eurodollar Rate Loans and Letters of Credit	Margin for Commitment Fee

1	> 2.00:1	0.625%	0.150%

2	> 1.00:1 but <= 2.00:1	0.500%	0.120%

3	<= 1.00:1	0.375%	0.080%

The Applicable Rate will be adjusted, based on the Consolidated Debt to EBITDA Ratio as of the last day of each fiscal quarter, as reflected in the Compliance Certificate furnished pursuant to subsection 6.02(b), such adjustment to occur on the first Business Day immediately following the date such Compliance Certificate is delivered to the Administrative Agent; provided, that if the Borrower fails to deliver a Compliance Certificate by the date required pursuant to subsection 6.02(b), the margin in the top row shall apply until such Compliance Certificate is delivered. Subject to the preceding sentence, the Applicable Rate in effect from January 31, 2006 through the date of delivery of the Compliance Certificate required by Section 6.02 for the fiscal quarter ending January 31, 2006 shall be determined based upon Pricing Level 3.

1.02. Section 1.1 of the Credit Agreement is amended so that the definition of “Audited Financial Statements” shall read in its entirety as follows:

“Audited Financial Statements” means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended April 30, 2005, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year of the Borrower and its Subsidiaries.

1.03. Section 1.1 of the Credit Agreement is amended by adding a definition of Equity Issuance, as follows:

“Equity Issuance” means any issuance or sale by any Borrower or any Subsidiary of any shares of capital stock or other equity securities of any such person or any obligations convertible into or exchangeable for, or giving any person a right, option or warrant to acquire such securities or such convertible or exchangeable obligations, except in each case for (a) any issuance or sale to any Borrower or any Subsidiary, (b) any issuance of directors’ qualifying shares, and (c) sales or issuance of common stock to management or employees of any Borrower or any Subsidiary under any employee stock option plan, restricted stock plan, stock purchase plan, retirement plan, deferred compensation plan or other employee benefit plan in existence from time to time.

1.04. Section 1.1 of the Credit Agreement is amended so that the definition of “Maturity Date” shall read in its entirety as follows:

“Maturity Date” means (a) January 31, 2011, or (b) such earlier date upon which the Aggregate Commitments may be terminated in accordance with the terms hereof.

1.05. Section 1.1 of the Credit Agreement is amended by adding a definition of “Consolidated Debt to EBITDA Ratio” as follows:

“Consolidated Debt to EBITDA Ratio” means as of any date of determination, the ratio of (i) total consolidated Indebtedness of the Borrower on such date to (ii) Consolidated EBITDA for the most recent period of four consecutive fiscal quarters then ended.

1.06. Section 1.1 of the Credit Agreement is amended so that the definition of “Consolidated Fixed Charge Coverage Ratio” shall read in its entirety as follows:

"Consolidated Fixed Charge Coverage Ratio” means as of any date of determination, the ratio of:

(a) Consolidated EBITDA for the period of the four fiscal quarters then most recently ended, less (i) Consolidated Capital Expenditures for such period, less (ii) income and franchise taxes paid or required to be paid in cash by the Borrower and its Subsidiaries on a consolidated basis during such period, less (iii) the aggregate of all dividends of the Borrower paid during such period, less (iv) the aggregate purchase price paid during such period for all Share Repurchases pursuant to Section 7.07(e), to

(b) Consolidated Interest Charges paid or required to be paid in respect of such period, plus all scheduled payments of principal made or required to be made with respect to all Indebtedness (including the principal portion of capital leases) of the Borrower and its Subsidiaries on a consolidated basis during such period.

1.07. Section 1.1 of the Credit Agreement is amended by deleting the definition of “Class B Share Repurchase.”

1.08. Section 2.08(a) of the Credit Agreement is amended to read in its entirety as follows:

(a) “Commitment Fee”. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a commitment fee equal to the Applicable Rate per annum times the actual daily amount by which the Aggregate Commitments exceed the sum of (i) the Outstanding Amount of Loans and (ii) the Outstanding Amount of L/C Obligations. The commitment fee shall accrue at all times from the Closing Date until the Maturity Date and shall be due and payable quarterly in arrears on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The commitment fee shall be calculated quarterly in arrears. The commitment fee shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met.

1.09. Section 7.01 of the Credit Agreement is amended so that Section 7.01(i) shall read in its entirety as follows:

(i) liens securing Indebtedness in respect of capital leases, Synthetic Lease Obligations and purchase money obligations for fixed or capital assets, provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (ii) the Indebtedness secured thereby does not exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition, and (ii) such Indebtedness shall not exceed the limit specified in Section 7.03(e)(i).

1.10. Section 7.01 of the Credit Agreement is amended by substituting “, and” for the period at the end of clause (j) and adding a new clause (k) as follows:

(k) liens on the assets of Foreign Subsidiaries of the Borrower securing Indebtedness of such Foreign Subsidiaries, provided that the aggregate Indebtedness secured thereby does not exceed the limit specified in Section 7.03(e)(ii).

1.11. Section 7.03(e) of the Credit Agreement is amended to read in its entirety as follows:

(e) Indebtedness not exceeding $50,000,000 in the aggregate, provided, however, that (i) the aggregate Indebtedness which is represented by capital leases, Synthetic Leases or purchase money obligations and secured by Liens permitted under Section 7.01(i) shall not exceed $5,000,000, and (ii) the aggregate Indebtedness of Foreign Subsidiaries which is secured by Liens permitted under Section 7.01(k) shall not exceed $25,000,000;

1.12. Section 7.07(e) of the Credit Agreement is amended to read in its entirety as follows:

(e) the Borrower may purchase or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash (individually, a “Share Repurchase” and collectively, the “Share Repurchases”), provided that (1) any shares of the Borrower’s capital stock, warrants, rights or options so purchased or acquired shall be retired concurrently with such purchase or acquisition (or held by the Borrower thereafter as treasury shares), and (2) immediately before and after giving effect to any such Share Repurchase pursuant to this Section 7.07(e), no Default or Event of Default would exist.

1.13. Section 7.13 of the Credit Agreement is amended to read in its entirety as follows:

7.13 Financial Covenants.

(a) Consolidated Net Worth. Permit Consolidated Net Worth as of the end of any fiscal quarter of the Borrower to be less than the sum of (a) $241,000,000, plus (b) an amount equal to 50% of the Consolidated Net Income earned in each fiscal quarter ending after October 31, 2005 (with no deduction for a net loss in any such fiscal quarter), plus (c) an amount equal to 100% of the aggregate cumulative net proceeds of any Equity Issuance after October 31, 2005.

(b) Consolidated Fixed Charge Coverage Ratio. Permit the Consolidated Fixed charge Coverage Ratio as of the end of any fiscal quarter of the Borrower to be less than 1.50:1.00.

(c) Consolidated Debt to EBITDA Ratio. Not permit its Consolidated Debt to EBITDA Ratio to exceed 2.50:1.

1.14. The Credit Agreement is further amended so that Schedules 2.01, 5.06, 5.09, 5.13, 5.16, 7.01, 7.02, 7.03 and 7.06 shall read in their entirety as set forth in the corresponding Schedules attached hereto.

1.15. The Credit Agreement is further amended so that Exhibit C, Schedule 2 shall read in its entirety as set forth in Schedule 2 attached hereto:

ARTICLE II

REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

2.01. The representations and warranties of the Borrower set forth in Article V of the Credit Agreement are true and correct as of the date hereof as though made on the date hereof and as though applied to the Credit Agreement as amended by this Amendment (except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Section 2.01, the representations and warranties contained in Section 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Section 6.01 (a) and (b) of the Credit Agreement).

2.02. No Default or Event of Default has occurred and is continuing.

ARTICLE III

CONDITIONS PRECEDENT

This Amendment shall become effective as of the date (the “Effective Date”), of receipt by the Administrative Agent of all of the following in form and substance satisfactory to the Administrative Agent:

3.01. counterparts of this Amendment (or an executed facsimile copy hereof), executed by the Borrower and the Banks;

3.02. a replacement Note in the form attached to this Amendment;

3.03. a Guaranty Supplement in the form attached to this Amendment;

3.04. evidence of the payment to the Administrative Agent in immediately available funds of all reasonable legal fees and expenses of the Administrative Agent to the extent theretofore invoiced;

3.05. a certificate of the Secretary or the Assistant Secretary each of the Borrower and its Domestic Subsidiaries as to resolutions, and the signatures and incumbency of officers authorized to sign this Amendment; and

3.06. an opinion of counsel to the Borrower confirming matters previously addressed in the opinion furnished pursuant to Section 4.01(a)(vi) of the Credit Agreement as modified by this Amendment; and

3.07. such other documents as the Administrative Agent shall require.

ARTICLE IV

GENERAL

4.01. As amended or modified by this Amendment, the Loan Documents shall remain in full force and effect. References to the Credit Agreement in any of the Loan Documents shall be deemed to include a reference to the Credit Agreement as amended or modified hereby, whether or not reference is made to this Amendment. Section headings used in this Amendment are for convenience of reference only, and shall not affect the construction of this Amendment.

4.02. This Amendment may be executed in any number of counterparts (each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument).

4.03. The Borrower agrees to pay to or reimburse the Administrative Agent, upon demand, for all reasonable costs and expenses incurred (including legal expenses) in connection with the development, preparation, negotiation, execution and delivery of this Amendment.

4.04. All obligations of the Borrower and rights of the Administrative Agent and the Lenders, that are expressed herein, shall be in addition to and not in limitation to those provided by applicable law. This Amendment shall be a contract made under and governed by the internal laws of the State of Illinois, without giving effect to principles of conflicts of laws. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law; but if any provision of this Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amendment.

4.05. The Borrower acknowledges and agrees that the execution and delivery by the Administrative Agent and the Lenders of this Amendment shall not be deemed to create a course of dealing or otherwise obligate the Lenders to forbear or execute similar amendments under the same or similar circumstances in the future.

4.06. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. No third party beneficiaries are intended in connection with this Amendment.

4.07. This Amendment, together with the Credit Agreement, contains the entire and exclusive agreement of the parties hereto with reference to the matters discussed herein and therein. This Amendment supercedes all prior drafts and communications with respect hereto. This Amendment may not be amended except in accordance with the provisions of Section 10.1 of the Credit Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, each parties hereto have caused this Agreement to be duly executed as of the date first above written.

METHODE ELECTRONICS, INC.

By: /s/ Douglas A. Koman
Name: Douglas A. Koman
Title: Vice President
        .

BANK OF AMERICA, N.A., as Administrative Agent

By: /s/ David A. Johanson
Name: David A. Johanson
Title: Vice President
        .

BANK OF AMERICA, N.A., as a Lender, and L/C Issuer

By: /s/ Chris D. Buckner
Name: Chris D. Buckner
Title: Senior Vice President

ACKNOWLEDGEMENT

The undersigned hereby acknowledges and agrees to the foregoing Amendment and confirms that its Loan Documents remain in full force and effect and are hereby reaffirmed.

ABAS, INC.

By: /s/ Douglas A. Koman
Name: Douglas A. Koman
Title: Vice President

AUTOMOTIVE SAFETY TECHNOLOGIES, INC.

By: /s/ Douglas A. Koman
Name Douglas A. Koman
Title: Vice President

CABLECO TECHNOLOGIES, INC.

By: /s/ Douglas A. Koman
Name: Douglas A. Koman
Title: Vice President

DUEL SYSTEMS, INC.

By: /s/ Douglas A. Koman
Name: Douglas A. Koman
Title: Vice President

KBA, INC.

By: /s/ Douglas A. Koman
Name: Douglas A. Koman
Title: Vice President

MAGNA-LASTIC DEVICES, INC.

By: /s/ Douglas A. Koman
Name: Douglas A. Koman
Title: Vice President

METHODE DELAWARE HOLDINGS, INC.

By: /s/ Douglas A. Koman
Name: Douglas A. Koman
Title: Vice President

METHODE DEVELOPMENT COMPANY

By: /s/ Douglas A. Koman
Name: Douglas A. Koman
Title: Vice President

METHODE ELECTRONICS CONNECTIVITY TECHNOLOGIES, INC.

By: /s/ Douglas A. Koman
Name: Douglas A. Koman
Title: Vice President